Exhibit 99.1

[ROWAN COMPANIES LETTERHEAD]

February 5, 2009

Steel Partners II, L.P.
590 Madison Avenue
32nd Floor
New York, NY 10022

Gentlemen:

Steel Partners II, L.P. (“Steel”) has requested that the Board of Directors (the “Board”) of Rowan Companies, Inc. (the “Company”) nominate a designee of Steel to stand for election to the Board at the Company’s 2009 annual meeting of stockholders or at any special meeting of the Company’s stockholders held in lieu thereof (collectively, the “2009 Stockholders’ Meeting”). Alternatively, Steel has expressed to the Company its intention to engage in an election contest in connection with the election of directors at the 2009 Stockholders’ Meeting. Both Steel and the Company believe it is in their best interests that they not engage in an election contest in connection with the election of directors at the 2009 Stockholders’ Meeting.

Therefore, Steel and the Company agree as follows:

1. Steel and its affiliates have not sought, and Steel will not, and will cause its affiliates not to, seek to nominate any candidates to stand for election to the Board at the 2009 Stockholders’ Meeting.

2. Steel will not, and will cause its affiliates not to, engage in any solicitation of proxies with respect to the election or removal of directors or any other matter to be voted on at the 2009 Stockholders’ Meeting. If the Steel Designee (as defined below) is elected to the Board at the 2009 Stockholders’ Meeting and subsequently resigns from the Board prior to the Company’s 2010 annual meeting of stockholders or any special meeting of the Company’s stockholders held in lieu thereof (collectively, the “2010 Stockholders’ Meeting”), then Steel shall not, and shall cause its affiliates not to, nominate or permit the Steel Designee to stand for election to the Board at the 2010 Stockholders’ Meeting.

3. The Company will cause a person to be designated by Steel (such designee referred to herein as the “Steel Designee”) to be nominated for the election to Class III of the Board at the 2009 Stockholders’ Meeting and will recommend the election and solicit proxies for the election of the Steel Designee and three (3) other nominees as chosen by the Board. The Steel Designee shall either be Warren Lichtenstein or, if it is not Mr. Lichtenstein, the Steel Designee must be approved in advance by the Company’s Board of Directors, with such approval not to be unreasonably withheld. Steel shall notify the Company of the name and qualifications of the Steel Designee by no later than February 20, 2009. The Board shall have until March 1, 2009 to approve or reasonably reject such nominee, in which case Steel will have five business days to propose an alternative designee. To the extent the Steel Designee is not

February 5, 2009
Steel Partners II, L.P.

approved by the Board by March 15, 2009 but is approved by April 1, 2009, pursuant to the immediately preceding sentence prior to the finalization of the Company’s proxy statement in connection with the 2009 Stockholders’ Meeting, any Steel Designee who is thereafter approved by the Board shall be added by the Company to its slate of nominees for election to the Board in supplemental proxy materials to be promptly prepared and mailed to the stockholders in connection with the 2009 Stockholders’ Meeting. To the extent it is not reasonably practicable to add the Steel Designee in supplemental proxy materials a reasonable time before the 2009 Stockholders’ Meeting pursuant to the immediately preceding sentence, the Steel Designee shall be appointed to Class III of the Board immediately after the conclusion of the 2009 Stockholders’ Meeting. Effective as of the 2009 Stockholders’ Meeting, the Company shall cause the Board to increase the size of the Board to twelve (12) directors. Steel will cause the Steel Designee to provide responses that shall be true and correct in all material respects to all reasonable requests for information by the Company in connection with the proxy materials to be filed by the Company in connection with the 2009 Stockholders’ Meeting, and the Steel Designee shall promptly provide an agreement consenting to be named as a nominee in such proxy materials and to serve as a director upon election to the Board. The Company shall provide Steel with an opportunity to review and comment on the portions of all proxy materials to be filed by the Company in connection with the 2009 Stockholders’ Meeting from and after the date hereof containing statements relating to Steel, the Steel Designee and this letter agreement. Steel will review such materials promptly. Until after the 2010 Stockholders’ Meeting, the Company will not permit the Board to increase the size of the Board in excess of twelve (12) directors and shall not take any action that would cause the number of directors comprising Class I of the Board, who next stand for election at the 2010 Stockholders’ Meeting, to change from four (4).

4. If the Steel Designee is elected to the Board at the 2009 Stockholders’ Meeting or appointed to the Board immediately after the conclusion of the 2009 Stockholders’ Meeting pursuant to the terms of Section 3, then, after the 2009 Stockholders’ Meeting and prior to the Company’s 2012 annual meeting of stockholders or any special meeting of the Company’s stockholders held in lieu thereof, if the Steel Designee (or any successor designee appointed pursuant to this paragraph) ceases for any reason to serve as a director of the Company, then Steel shall have the right to designate a replacement for the Steel Designee to hold office for the remaining unexpired term of the Steel Designee (or any successor designee appointed pursuant to this paragraph). Such replacement designee must be approved in advance by the Board, with such approval not to be unreasonably withheld. The name and biographical information regarding the replacement designee must be submitted in writing by Steel to the Company within thirty (30) days after the date of the Steel Designee’s departure from the Board. If the Board does not approve such designee, Steel shall have thirty (30) days to suggest another replacement. If so approved by the Board, the Company shall promptly cause the vacancy created by the Steel Designee’s departure from the Board to be filled by such designee. Steel shall have no right to designate a replacement for the Steel Designee or any successor designee appointed pursuant to this paragraph (a) other than as set forth in this paragraph, (b) if the persons and entities comprising the “Steel Partners Group,” as such term is defined in the proxy statement of the Company filed in connection with the Company’s 2008 annual meeting of stockholders (the “Steel Partners Group”), cease at any time to beneficially own and have an economic interest in or representing, in the aggregate at least five percent (5%) of the total shares of common stock,

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Steel Partners II, L.P.

par value $.125 per share, of the Company (the “Common Shares”) then outstanding (determined without giving effect to any dilution resulting from the exercise or conversion of any securities exercisable for or convertible into Common Shares which are not at such time so exercised or converted) or (c) if at any meeting of the Company’s stockholders regarding the election of directors, the Steel Designee or any such successor designee is removed as a director.

5. The Company shall cease to have any obligations pursuant to this letter agreement and Steel shall cause the Steel Designee to resign as a director if, at any time, the Steel Partners Group ceases at any time to beneficially own and have an economic interest in or representing, in the aggregate at least five percent (5%) of the total Common Shares then outstanding (determined without giving effect to any dilution resulting from the exercise or conversion of any securities exercisable for or convertible into Common Shares which are not at such time so exercised or converted).

6. If the Steel Designee is elected to the Board at the 2009 Stockholders’ Meeting or appointed to the Board immediately after the conclusion of the 2009 Stockholders’ Meeting pursuant to the terms of Section 3, then, promptly following the 2009 Stockholders’ Meeting and subject to applicable laws, rules and regulations (including any requirements under the Securities Exchange Act of 1934, as amended, or the rules of the New York Stock Exchange or any other applicable securities exchange or automated inter-dealer quotation system on which the Common Shares are then listed or quoted), the Company shall cause the Board to cause the Audit Committee of the Board to add as a member either the Steel Designee or John J. Quicke (“Quicke”) (or any applicable successor designated by Steel) and the Compensation Committee of the Board to add as a member either the Steel Designee or Quicke (or any applicable successor designated by Steel), whichever one is not designated to the Audit Committee. Steel represents and warrants that the Steel Designee and Quicke will satisfy the requirements under applicable laws for serving on such committees.

7. The Company agrees to reimburse Steel for its reasonable, documented, out-of-pocket expenses incurred in connection with Steel’s intended nomination of directors and solicitation of proxies from the Company’s stockholders at the 2009 Stockholders’ Meeting and the negotiation of this letter agreement, in an aggregate amount not to exceed $25,000. The Company agrees to pay such expenses to Steel within ten (10) business days of its receipt from Steel of supporting documentation for such expenses.

8. Steel, on behalf of itself and its affiliates, including, without limitation, the Steel Designee and Quicke, (a) acknowledges that the United States securities laws prohibit any person who has access to material nonpublic information from trading while in possession of such information or providing that information to others in certain circumstances, and agrees to comply with these requirements, and (b) will maintain in strict confidence all nonpublic information it receives whether in connection with this letter agreement or otherwise; provided, however, that nothing in this paragraph will prohibit Steel or its affiliates from disclosing any such information to its attorneys, accountants or financial or other advisors in connection with its assessment of its investment in the Company. Steel will cause its affiliates and any persons or entities to whom Steel or its affiliates disclose any such information to maintain the

February 5, 2009
Steel Partners II, L.P.

confidentiality of such information as if they were direct parties hereto and will be responsible for any failure of any such person or entity to do so.

9. The Company and Steel each acknowledge and agree that money damages would not be a sufficient remedy for any breach (or threatened breach) of this letter agreement by it and that, in the event of any breach or threatened breach hereof, the non-breaching party shall be entitled to seek injunctive and other equitable relief, without proof of actual damages, that the breaching party shall not plead in defense thereto that there would be an adequate remedy at law, and that the breaching party agrees to waive any applicable right or requirement that a bond be posted by the non-breaching party. Such remedies shall not be the exclusive remedies for a breach of this letter agreement, but will be in addition to all other remedies available in law or in equity.

10. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of the conflicts of laws thereof. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this letter agreement in the courts of the State of Delaware or the United States of America located in Delaware, and further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. This letter agreement shall inure to the benefit of the parties hereto and their respective successors and assigns (for the avoidance of doubt, Steel’s obligation under this letter agreement shall be binding upon any party with which Steel merges, consolidates or otherwise combines and Steel shall not permit itself or its assets to be acquired unless such acquirer agrees in writing for the benefit of the Company to assume Steel’s obligations hereunder). Nothing in this letter agreement, whether express or implied, may be construed to give any person or entity other than the parties any legal or equitable right, remedy or claim under or in respect of this letter agreement.

11. This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement.  One or more counterparts of this letter agreement may be delivered by telecopier or PDF electronic transmission, with the intention that they shall have the same effect as an original counterpart hereof.

Very truly yours,

ROWAN COMPANIES, INC.

By: /s/ William H. Wells
Name: William H. Wells
Title: Vice President, Finance and
Chief Financial Officer

February 5, 2009
Steel Partners II, L.P.

Confirmed and Agreed to as of the
date set forth above:

STEEL PARTNERS II, L.P.

By: Steel Partners II GP LLC

General Partner

By: /s/ Warren G. Lichtenstein
Name: Warren G. Lichtenstein
Title: Managing Member